CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 2, 2001 (which contains an emphasis paragraph that describes certain risks and other matters) relating to the financial statements of American Access Technologies, Inc. and to all references to our firm appearing in such Registration Statement.


                            RACHLIN COHEN & HOLTZ LLP


Fort Lauderdale, Florida
April 6, 2001